Exhibit (k)(6)(a)

AMENDED SCHEDULE A

with respect to the

ALLOCATION AGREEMENT – DIRECTORS & OFFICERS LIABILITY

as of February 28, 2025

VOYA ASIA PACIFIC HIGH DIVIDEND	Voya VACS Series HYB Fund
EQUITY INCOME FUND	VOYA GLOBAL ADVANTAGE AND

VOYA CREDIT INCOME FUND	PREMIUM OPPORTUNITY FUND
VOYA EMERGING MARKETS HIGH	VOYA GLOBAL EQUITY DIVIDEND
DIVIDEND EQUITY FUND	AND PREMIUM OPPORTUNITY FUND
VOYA ENHANCED SECURITIZED	VOYA GOVERNMENT MONEY
INCOME FUND	MARKET PORTFOLIO
VOYA EQUITY TRUST	VOYA INFRASTRUCTURE,
Voya Corporate Leaders® 100 Fund	INDUSTRIALS AND MATERIALS FUND
Voya Global Income & Growth Fund	VOYA INTERMEDIATE BOND
Voya Large-Cap Growth Fund
Voya Large Cap Value Fund	PORTFOLIO
Voya Mid Cap Research Enhanced Index	VOYA INVESTORS TRUST
Fund
Voya MidCap Opportunities Fund	Voya Balanced Income Portfolio
Voya Multi-Manager Mid Cap Value Fund	Voya Global Perspectives® Portfolio
Voya Small Cap Growth Fund	Voya Government Liquid Assets Portfolio1
Voya Small Company Fund	Voya High Yield Portfolio1
Voya VACS Series MCV Fund	Voya Inflation Protected Bond Plus Portfolio
VOYA FUNDS TRUST	Voya Large Cap Growth Portfolio
Voya Large Cap Value Portfolio
Voya Floating Rate Fund	Voya Limited Maturity Bond Portfolio1
Voya GNMA Income Fund	Voya Retirement Conservative Portfolio
Voya Government Money Market Fund	Voya Retirement Growth Portfolio
Voya High Yield Bond Fund	Voya Retirement Moderate Growth Portfolio
Voya Intermediate Bond Fund	Voya Retirement Moderate Portfolio
Voya Short Duration Bond Fund	Voya U.S. Stock Index Portfolio1
Voya Short Duration High Income Fund	Voya VACS Index Series S Portfolio
Voya Strategic Income Opportunities Fund

1Under the terms of the Management Agreement between Voya Investors Trust and Voya Investments, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of Fees allocated to the Fund under the Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

2Under the terms of the Management Agreement between Voya Separate Portfolios Trust and Voya Investments, LLC, the Fund is subject to a bundled fee arrangement. Accordingly, the portion of Fees allocated to the Fund under the Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

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VOYA INVESTORS TRUST (cont.)	Voya International High Dividend Low
VY® CBRE Global Real Estate Portfolio	Volatility Portfolio
VY® CBRE Real Estate Portfolio	Voya Solution 2025 Portfolio
VY® Invesco Growth and Income Portfolio	Voya Solution 2030 Portfolio
VY® JPMorgan Emerging Markets Equity	Voya Solution 2035 Portfolio
Portfolio1	Voya Solution 2040 Portfolio
VY® JPMorgan Small Cap Core Equity	Voya Solution 2045 Portfolio
Portfolio1	Voya Solution 2050 Portfolio
VY® Morgan Stanley Global Franchise	Voya Solution 2055 Portfolio
Portfolio1	Voya Solution 2060 Portfolio
VY® T. Rowe Price Capital Appreciation	Voya Solution 2065 Portfolio
Portfolio1	Voya Solution Aggressive Portfolio
VY® T. Rowe Price Equity Income Portfolio1	Voya Solution Balanced Portfolio
VOYA MUTUAL FUNDS	Voya Solution Conservative Portfolio
Voya Solution Income Portfolio
Voya Global Bond Fund	Voya Solution Moderately Aggressive
Voya Global High Dividend Low Volatility	Portfolio
Fund	VY® American Century Small-Mid Cap
Voya Multi-Manager Emerging Markets	Value Portfolio
Equity Fund	VY® Baron Growth Portfolio
Voya Multi-Manager International Equity	VY® Columbia Contrarian Core Portfolio
Fund	VY® Columbia Small Cap Value II Portfolio
Voya Multi-Manager International Small Cap	VY® Invesco Comstock Portfolio
Fund	VY® Invesco Equity and Income Portfolio
Voya VACS Series EME Fund	VY® JPMorgan Mid Cap Value Portfolio
VOYA PARTNERS, INC.	VY® T. Rowe Price Diversified Mid Cap
Growth Portfolio
Voya Global Bond Portfolio	VY® T. Rowe Price Growth Equity Portfolio
Voya Global Insights Portfolio	VOYA SEPARATE PORTFOLIOS
Voya Index Solution 2025 Portfolio
Voya Index Solution 2030 Portfolio	TRUST
Voya Index Solution 2035 Portfolio	Voya Investment Grade Credit Fund
Voya Index Solution 2040 Portfolio	Voya Securitized Credit Fund
Voya Index Solution 2045 Portfolio	Voya Target In-Retirement Fund2
Voya Index Solution 2050 Portfolio	Voya Target Retirement 2025 Fund2
Voya Index Solution 2055 Portfolio	Voya Target Retirement 2030 Fund2
Voya Index Solution 2060 Portfolio	Voya Target Retirement 2035 Fund2
Voya Index Solution 2065 Portfolio	Voya Target Retirement 2040 Fund2
Voya Index Solution Income Portfolio	Voya Target Retirement 2045 Fund2
Voya Target Retirement 2050 Fund2

1Under the terms of the Management Agreement between Voya Investors Trust and Voya Investments, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of Fees allocated to the Fund under the Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

2Under the terms of the Management Agreement between Voya Separate Portfolios Trust and Voya Investments, LLC, the Fund is subject to a bundled fee arrangement. Accordingly, the portion of Fees allocated to the Fund under the Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

2

VOYA SEPARATE PORTFOLIOS	VOYA VARIABLE PRODUCTS TRUST
TRUST (cont.)	Voya MidCap Opportunities Portfolio
Voya Target Retirement 2055 Fund2	Voya SmallCap Opportunities Portfolio
Voya Target Retirement 2060 Fund2
Voya Target Retirement 2065 Fund2
Voya VACS Series EMHCD Fund
Voya VACS Series SC Fund
VOYA VARIABLE FUNDS
Voya Growth and Income Portfolio
VOYA VARIABLE INSURANCE TRUST
VY® BrandywineGLOBAL – Bond Portfolio
VOYA VARIABLE PORTFOLIOS, INC.
Voya Emerging Markets Index Portfolio
Voya Global High Dividend Low Volatility
Portfolio
Voya Index Plus LargeCap Portfolio
Voya Index Plus MidCap Portfolio
Voya Index Plus SmallCap Portfolio
Voya International Index Portfolio
Voya Russell™ Large Cap Growth Index
Portfolio
Voya Russell™ Large Cap Index Portfolio
Voya Russell™ Large Cap Value Index
Portfolio
Voya Russell™ Mid Cap Growth Index
Portfolio
Voya Russell™ Mid Cap Index Portfolio
Voya Russell™ Small Cap Index Portfolio
Voya Small Company Portfolio
Voya U.S. Bond Index Portfolio
Voya VACS Index Series EM Portfolio
Voya VACS Index Series I Portfolio
Voya VACS Index Series MC Portfolio
Voya VACS Index Series SC Portfolio

1Under the terms of the Management Agreement between Voya Investors Trust and Voya Investments, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of Fees allocated to the Fund under the Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

2Under the terms of the Management Agreement between Voya Separate Portfolios Trust and Voya Investments, LLC, the Fund is subject to a bundled fee arrangement. Accordingly, the portion of Fees allocated to the Fund under the Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

3